REPORT OF
INDEPENDENT
REGISTERED PUBLIC
ACCOUNTING FIRM

To the Shareholders of
The Gold Bullion Strategy
Portfolio and
Board of Trustees of
Advisors Preferred Trust

In planning and
performing our audit of
the consolidated financial
statements of The Gold
Bullion Strategy Portfolio
(the Portfolio), a series
of the Advisors Preferred
Trust, as of and for the
year ended December 31,
2015, in accordance with
the standards of the Public
Company Accounting
Oversight Board (United
States), we considered the
Portfolios internal control
over financial reporting,
including controls over
safeguarding securities, as
a basis for designing our
auditing procedures for
the purpose of expressing
our opinion on the
consolidated financial
statements and to comply
with the requirements of
Form N-SAR, but not for
the purpose of expressing
an opinion on the
effectiveness of the
Portfolios internal control
over financial reporting.
Accordingly, we express
no such opinion.

The management of the
Portfolio is responsible for
establishing and
maintaining effective
internal control over
financial reporting.  In
fulfilling this
responsibility, estimates
and judgments by
management are required
to assess the expected
benefits and related costs
of controls.  A portfolios
internal control over
financial reporting is a
process designed to
provide reasonable
assurance regarding the
reliability of financial
reporting and the
preparation of financial
statements for external
purposes in accordance
with generally accepted
accounting principles
(GAAP).  A portfolios
internal control over
financial reporting
includes those policies and
procedures that (1) pertain
to the maintenance of
records that, in reasonable
detail, accurately and
fairly reflect the
transactions and
dispositions of the assets
of the portfolio; (2)
provide reasonable
assurance that transactions
are recorded as necessary
to permit preparation of
financial statements in
accordance with GAAP,
and that receipts and
expenditures of the
portfolio are being made
only in accordance with
authorizations of
management and trustees
of the portfolio; and (3)
provide reasonable
assurance regarding
prevention or timely
detection of unauthorized
acquisition, use or
disposition of a funds
assets that could have a
material effect on the
financial statements.

Because of its inherent
limitations, internal
control over financial
reporting may not prevent
or detect misstatements.
Also, projections of any
evaluation of effectiveness
to future periods are
subject to the risk that
controls may become
inadequate because of
changes in conditions, or
that the degree of
compliance with the
policies or procedures
may deteriorate.

A deficiency in internal
control over financial
reporting exists when the
design or operation of a
control does not allow
management or
employees, in the normal
course of performing their
assigned functions, to
prevent or detect
misstatements on a timely
basis.  A material
weakness is a deficiency,
or combination of
deficiencies, in internal
control over financial
reporting, such that there
is a reasonable possibility
that a material
misstatement of the
Portfolios annual or
interim financial
statements will not be
prevented or detected on a
timely basis.

Our consideration of the
Portfolios internal control
over financial reporting
was for the limited
purpose described in the
first paragraph and would
not necessarily disclose all
deficiencies in internal
control that might be
material weaknesses under
standards established by
the Public Company
Accounting Oversight
Board (United States).
However, we noted no
deficiencies in the
Portfolios internal control
over financial reporting
and its operation,
including controls over
safeguarding securities,
that we consider to be a
material weakness as
defined above as of
December 31, 2015.

This report is intended
solely for the information
and use of management
and the Board of Trustees
of the Portfolio and the
Securities and Exchange
Commission and is not
intended to be and should
not be used by anyone
other than these specified
parties.




COHEN FUND AUDIT
SERVICES, LTD.
Cleveland, Ohio
February 16, 2016